EXHIBIT 99.5



                                      July 17, 1995


Bruno's, Inc.
800 Lakeshore Parkway
Birmingham, Alabama 35211

Ladies and Gentlemen:

          I hereby consent to the references to me becoming a Director of Bruno's, Inc. appearing in the Registration Statement on Form S-4 of Bruno's, Inc. relating to the proxy statement of Bruno's, Inc., the preliminary copy of which was initially filed on May 31, 1995 with the Securities and Exchange Commission.

                                      Sincerely yours,



                                      /s/ Paul E. Raether